Exhibit 10.1

LOAN AGREEMENT

This LOAN AGREEMENT (this “Agreement”) is made and entered into as of October 7, 2020, by and among Specialty Renal Products, Inc., a Delaware corporation (“Borrower”), and Nephros, Inc., a Delaware corporation (the “Lender”).

RECITALS

A. Borrower wishes to borrow from the Lender up to $1,258,555.56 for the purposes described in Section 2.1 hereof.

B. The Lender desires on the terms hereinafter set forth to make loans to the Borrower from time to time for such purposes.

NOW, THEREFORE, in consideration of the foregoing, the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I.

DEFINITIONS

1.1. Certain Definitions. For the purposes of this Agreement, the following terms have the following meanings:

(a) “Additional Amounts” has the meaning given to it in Section 2.6(b).

(b) “Affiliate” means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by, or under common control with that Person; (b) any other Person owning beneficially or controlling ten percent (10%) or more of the equity interest in such Person; (c) any officer, director, partner, member, or shareholder of such Person; or (d) any spouse, parent, sibling (natural born or adopted) or child (natural born or adopted) of such Person. As used in this definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other ownership interest, by contract, or otherwise.

(c) “Balance” means, at a given time, the outstanding principal balance outstanding under the Loan, together with accrued and unpaid interest thereon.

(d) “Business Day” means a day on which banks are open for business in New York, New York.

(e) “Cash” means, with respect to a Person, the amount of cash, cash equivalents and liquid investments on hand or credited to any account open in the name of such Person with a third party financial institution (plus all uncollected bank deposits, accrued interest and less all outstanding checks).

(f) “Change of Control” means (i) a merger, acquisition or other transaction not intended solely to provide financing for the Borrower, after which current stockholders of the Borrower do not control more than fifty percent (50%) of the outstanding voting stock of the surviving or resulting entity; (ii) the closing of the transfer, in one transaction or a series of related transactions to which the Borrower is party, to a person or group of affiliated persons (other than an underwriter of the Borrower’s securities), of the Borrower’s securities if, after such closing, such person or group of affiliated persons would hold fifty percent (50%) or more of the outstanding voting stock of the Borrower (or the surviving or acquiring entity); or (iii) a sale, conveyance, mortgage, pledge, exclusive license, transfer or other disposition of all or substantially all of the assets or intellectual property of the Borrower. For the avoidance of doubt, a Financing Event shall not constitute a Change of Control.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any Treasury Regulations promulgated thereunder.

(h) “Commitment Period Expiration Date” means the earliest to occur of (i) the date on which any Event of Default occurs, and (ii) November 30, 2021.

(i) “Conversion Price” means an amount equal to 100% of the applicable Financing Event Purchase Price.

(j) “Conversion Securities” means any New Securities of Borrower (including any Borrower securities issuable upon conversion or exchange of such New Securities) issued or issuable to Borrower in accordance with Section 2.9 hereof.

(k) “Default” means any event which, at the giving of notice, lapse of time or fulfillment of any other applicable condition (or any combination of the foregoing), would constitute an Event of Default.

(l) “Disbursement” means an advance of cash proceeds by the Lender to Borrower pursuant to the Loan.

(m) “Disbursement Date” means the date on which a Disbursement occurs.

(n) “Disbursement Request” has the meaning given to it in Section 2.2(a).

(o) “Event of Default” has the meaning given to it in Section 5.1.

(p) “Evidence of Disbursement” has the meaning given to it in Section 2.2(a).

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(r) “Excluded Taxes” means all income taxes, minimum or alternative minimum income taxes, withholding taxes imposed on gross amounts, any tax determined based upon income, capital gains, gross income, sales, net profits, windfall profits or similar items, franchise taxes (or any other tax measured by capital, capital stock or net worth), gross receipts taxes, branch profits taxes, margin taxes (or any other taxes imposed on or measured by net income, or imposed in lieu of net income) payable by the Lender in any jurisdiction to any Government Authority (or political subdivision or taxing authority thereof) in connection with any payments received under this Agreement by the Lender, or any such tax imposed in connection with the execution and delivery of, and the performance of its obligations under, this Agreement.

(s) “FDA” means the United States Food and Drug Administration.

(t) “Final Payment” means such amount as may be necessary to repay the Loan in full and any other amounts owing by the Borrower to the Lender pursuant to the Financing Documents.

(u) “Final Payment Date” means the earlier of (i) the date on which the borrower repays the outstanding Balance (together with any other amounts unpaid under this Agreement) to the Lender pursuant to this Agreement, (ii) the date on which a Financing Event is consummated (to the extent Lender has not exercised its right to convert the outstanding Balance pursuant to Section 2.9 hereof), and (iii) December 31, 2021.

(v) “Financing Documents” means this Agreement, the Note and any other document or instrument delivered in connection with any of the foregoing whether or not specifically mentioned herein or therein.

(w) “Financing Event” means the Borrower’s sale of New Securities in a single private transaction or in a series of related private transactions effected primarily for financing purposes and resulting in gross cash proceeds to the Borrower equal to $2,000,000 or more in the aggregate (excluding conversion of the Balance outstanding under the Note and any other indebtedness outstanding on the date hereof), in each case occurring after the date hereof and on or before the Maturity Date.

(x) “Financing Event Purchase Price” means an amount equal to the lowest per share (or per unit price in the event the Borrower issues units of stock and other securities) purchase price at which shares of the New Securities are or have been sold to new investors in a specified Financing Event.

(y) “Government Authority” means any government, governmental department, ministry, cabinet, commission, board, bureau, agency, tribunal, regulatory authority, instrumentality, judicial, legislative, fiscal, or administrative body or entity, domestic or foreign, federal, state or local having jurisdiction over the matter or matters and Person or Persons in question, including, with limitation, the FDA and the U.S. Securities and Exchange Commission.

(z) “Lien” means any lien, pledge, preferential arrangement, mortgage, security interest, deed of trust, charge, assignment, hypothecation, title retention, privilege or other encumbrance on or with respect to property or interest in property having the practical effect of constituting a security interest with respect to the payment of any obligation with, or from the proceeds of, any asset or revenue of any kind.

(aa) “Loan” means the loan to be made available by the Lender to the Borrower pursuant to Section 2.2 in the maximum principal amount of $1,258,555.56 or, as the context may require, the principal amount thereof from time to time outstanding.

(bb) “Material Adverse Effect” means a material adverse effect on (a) the business, operations, prospects, condition (financial or otherwise) or property of the Borrower; (b) the validity or enforceability of any provision of any Financing Document; (c) the ability of the Borrower to timely perform its obligations under each Financing Document; or (d) the rights and remedies of the Lender under any Financing Document.

(cc) “Note” means the notes issued to the Lender in the form attached hereto Exhibit A.

(dd) “Obligations” means all obligations (monetary or otherwise) of the Borrower arising under or in connection with the Financing Documents.

(ee) “Organizational Documents” means the Certificate of Incorporation and Bylaws of the Borrower, each as amended from time to time.

(ff) “New Securities” means shares of the Borrower’s equity securities, either alone or as part of units with other equity or equity-linked securities of the Borrower, issued and sold in connection with a Financing Event.

(gg) “Permitted Indebtedness” means: (i) Indebtedness of Borrower in favor of Lender arising under this Agreement or any other financial document; (ii) Indebtedness existing as of the date hereof (which the Borrower represents to not be in excess of $50,000 (iii) Indebtedness to trade creditors incurred in the ordinary course of business; and (iv) extensions, refinancing and renewals of any items of Permitted Indebtedness, provided that the principal amounts are not increased or the terms modified to impose terms that are in any respect more burdensome upon the Borrower.

(hh) “Permitted Liens” means: (i) Liens existing on the date hereof and disclosed on Exhibit B hereof; (ii) Liens in favor of the Lender; (iii) statutory Liens created by operation of applicable law; (iv) Liens arising in the ordinary course of business and securing obligations that are not overdue or are being contested in good faith by appropriate proceedings; (v) Liens securing purchase money or capitalized lease equipment financing; and (vi) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings.

(ii) “Person” means and includes any natural person, individual, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

(jj) “Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder

(kk) “Subsidiary or Subsidiaries: means, as to Borrower, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Borrower.

(ll) “Taxes” means all deductions or withholdings for any and all present and future taxes, levies, imposts, stamp or other duties, fees, assessments, deductions, withholdings, all other governmental charges, and all liabilities with respect thereto.

1.2. Interpretation. In this Agreement, unless the context otherwise requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties requires and the verb shall be read and construed as agreeing with the required word and pronoun; the division of this Agreement into Articles and Sections and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions; the words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular Article or Section hereof; the words “include,” “including,” and derivations thereof shall be deemed to have the phrase “without limitation” attached thereto unless otherwise expressly stated; references to a specified Article, Exhibit, Section or Schedule shall be construed as a reference to that specified Article, Exhibit, Section or Schedule of this Agreement; and any reference to this Agreement or any of the Financing Documents means such agreement or document as the same shall be amended, supplemented or modified and from time to time in effect. All references to “dollars” or “$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

1.3. Business Day Adjustment. Where the day by which a payment is due to be made is not a Business Day, that payment shall be made by the next succeeding Business Day.

ARTICLE II.

AGREEMENT FOR THE LOAN

2.1. Use of Proceeds. The Borrower shall use the Loan proceeds only to fund the preparation and submission to the FDA of Borrower’s hemodialysis filtration (“HDF”) product for 510(k) clearance, conducting clinical trial and commercial launch activities for the Borrower’s HDF product, and for general corporate purposes.

2.2. Disbursements.

(a) The Borrower hereby acknowledges that as of the date of this Agreement, the Lender has made an aggregate Disbursement of $758,555.56 under the Loan.

(b) Subject to satisfaction of the conditions contained in Section 2.3, further Disbursements under the Loan in an aggregate amount not to exceed $500,000.00 shall be made upon the Borrower’s written request (a “Disbursement Request”) in the form of Schedule 1, delivered to the Lender not less than five Business Days prior to the proposed Disbursement Date. Each such Disbursement shall be in installments of $250,000.00, unless otherwise agreed to by the Lender. Against each Disbursement, the Borrower shall deliver to the Lender a completed receipt (the “Evidence of Disbursement”) in the form of Schedule 2, which receipt shall not be effective until the Disbursement is actually advanced to the Borrower. The Lender shall have no obligation to honor more than one Disbursement Request in any three-month period.

(c) The Lender shall not be required to make any Disbursement under the Loan if (i) the Commitment Period Expiration Date shall have occurred, or (ii) after giving effect thereto, the aggregate outstanding principal amount of the Loan would exceed $1,258,555.56.

2.3. Conditions to Disbursements. The obligations of the Lender to make any Disbursement of the Loan shall be subject to the fulfillment of the following conditions:

(a) On the date of this Agreement, the Lender shall have received a copy of all documents authorizing the Borrower to execute, deliver and perform each of the Financing Documents and to engage in the transactions contemplated thereby, as well as an opinion of Borrower’s counsel satisfactory to the Lender.

(b) The Borrower’s Cash balance shall be less than $100,000 as of the last day of the month preceding the Disbursement Request.

(c) The Borrower’s representations and warranties made in this Agreement shall be true and correct in all material respects as of the applicable Disbursement Date as though made on such date (except to the extent such representations and warranties expressly related to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date).

(d) The Borrower shall have performed and complied with all obligations and covenants required by this Agreement to be performed by the Borrower as of such Disbursement Date.

Any of the foregoing conditions may be waived in writing by the Lender in respect of any Disbursement, provided that any such waiver shall not apply with respect to any subsequent Disbursement unless the terms of such waiver so expressly provides.

2.4. Repayment. The Borrower may repay all or any portion of the Loan at any time and from time to time prior to the Final Payment Date. The Borrower shall remit the Final Payment to Lender on the earlier to occur of (i) the Final Payment Date and (ii) an Event of Default.

2.5. Payments. Payments of any amounts due to the Lender under this Agreement shall be made in U.S. dollars in immediately available funds prior to 5:00 p.m. New York, New York time on such date that any such payment is due, at such bank or places, as the Lender shall from time to time designate in writing. The Borrower shall pay all and any costs (administrative or otherwise) imposed by banks, clearing houses, or any other financial institution, in connection with making any payments under any of the Financing Documents, except for any costs imposed by the Lender’s banking institutions.

2.6. Taxes, Duties and Fees.

(a) The Borrower shall pay or cause to be paid all present and future Taxes (other than Excluded Taxes, if any), duties, fees and other charges of whatsoever nature, if any, now or at any time hereafter levied or imposed by any Government Authority, by any department, agency, political subdivision or taxing or other authority thereof or therein, by any organization of which the applicable Government Authority is a member, or by any jurisdiction through which the Borrower makes payments hereunder, on or in connection with the payment of any and all amounts due under this Agreement, and all payments of principal and other amounts due under this Agreement shall be made without deduction for or on account of any such Taxes, duties, fees and other charges, except for Excluded Taxes, which may be deducted or withheld from payments made by the Borrower only if such deduction or withholding is required by applicable law.

(b) If the Borrower is required to withhold any such amount or is prevented by operation of law or otherwise from paying or causing to be paid such Taxes, duties, fees or other charges as aforesaid except for Excluded Taxes, the principal or other amounts due under this Agreement (as applicable) shall be increased to such amount as shall be necessary to yield and remit to the Lender the full amount it would have received taking into account any such Taxes (except for Excluded Taxes), duties, fees or other charges payable on amounts payable by the Borrower under this Section 2.6(b) had such payment been made without deduction of such Taxes, duties, fees or other charges (all and any of such additional amounts, herein referred to as the “Additional Amounts”).

(c) If Section 2.6(b) above applies and the Lender so require the Borrower shall deliver to the Lender official tax receipts evidencing payment (or certified copies of them) of the Additional Amounts within thirty (30) days of the date of payment.

(d) If the Lender receive a refund from a Government Authority to which the Borrower has paid withholding Taxes pursuant to this Section 2.6, the Lender shall pay such refund to the Borrower.

2.7. Interest Rate. Simple interest shall accrue daily on the unpaid principal balance of the amounts funded under any Disbursement commencing on the date such Disbursement is made and continuing until repaid or converted in full at a rate per annum equal to 8.00% (the “Interest Rate”).

2.8. Interest on Late Payments. Without limiting the remedies available to the Lender under the Financing Documents or otherwise, to the maximum extent permitted by applicable law, if the Borrower fails to make any payment of principal or interest with respect to the Loan, the Borrower shall pay, in respect of the outstanding principal amount and interest of the Loan, interest at the rate per annum equal to the Interest Rate plus 4.00% for so long as such payment remains outstanding (the “Default Interest”). Such interest shall be payable on demand.

2.9. Right to Convert Loan Amount.

(a) Conversion upon Financing Event. In the event the Borrower consummates a Financing Event prior to the Final Payment Date, the Lender shall have the right to convert all or a portion of the Balance as specified by the Lender (the “Conversion Amount”) into that number of shares or units of New Securities sold by the Borrower in such Financing Event determined by dividing the Conversion Amount by the Conversion Price. The Borrower shall give written notice to the Lender as soon as practicable but in no event less than ten Business Days prior to the consummation of such Financing Event (a “Financing Event Notice”) specifying the terms and conditions of the Financing Event and the anticipated date of closing thereof. If the Lender elects to convert all or a portion of the Balance pursuant to this Section 2.9(a), then the Lender shall deliver to the Borrower a written notice of conversion not less than seven Business Days following delivery of the Financing Event Notice, which notice shall specify the Conversion Amount; provided, however, that if Lender fails to deliver such conversion notice within such 7-Buinsess Day period, Lender shall be deemed to have declined to elect any conversion under this Section 2.9(a) with respect to such Financing Event. Any acquisition of New Securities pursuant to this Section 2.9(a) shall be on the same terms and conditions of the other purchasers of New Securities in such Financing Event and the Lender agrees to execute and become a party to all transaction agreements to be delivered by the other purchasers of New Securities in such Financing Event. The effectiveness of any conversion made pursuant to this Section 2.9(a) shall be conditioned upon the consummation of the applicable Financing Event. For the avoidance of doubt, to the extent that Lender declines to exercise its conversion rights under this Section 2.9(a) with respect to a Financing Event, the remaining Balance shall be immediately payable upon the consummation of the Financing Event.

(b) Termination of Rights Upon Conversion. Except for the rights to obtain certificates representing New Securities in the case of a conversion pursuant to Section 2.9(a), all rights of the Lender under the Financing Documents with respect to such Conversion Amount shall terminate, whether or not the Note has been surrendered to Borrower for cancellation.

(c) Delivery of Stock Certificates; No Fractional Shares. Subject to Section 2.9(b) above, as promptly as practicable after any conversion of this Note, Borrower at its expense, will issue and deliver to Lender a certificate or certificates evidencing the number of full equity securities as are issuable to Lender in connection with a conversion under this Section 2.9. No fractional shares of any of Borrower’s equity securities will be issued in connection with any conversion hereunder.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Borrower. The Borrower represents and warrants as of the date hereof and as of each Disbursement Date as follows:

(a) The Borrower is a corporation duly organized and validly existing under the laws of the State of Delaware.

(b) The Borrower is conducting its business in compliance with its Organizational Documents. The Organizational Documents of the Borrower (including all amendments thereto) as currently in effect have been furnished to the Lender and remain in full force and effect with no defaults outstanding thereunder.

(c) The Borrower has full power and authority to enter into each of the Financing Documents and to make the borrowings and the other transactions contemplated thereby.

(d) All authorizations, consents, approvals, registrations, exemptions and licenses with or from Government Authorities or other Persons that are necessary for the conduct of its business as currently conducted and as proposed to be conducted, for the borrowing hereunder, the execution and delivery of the Financing Documents and the performance by the Borrower of its obligations thereunder, have been obtained and are in full force and effect.

(e) Each Financing Document has been duly authorized, executed and delivered by the Borrower and constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

(f) No Default or Event of Default (or any other default or event of default, however described) has occurred under any of the Financing Documents.

(g) Neither the entering into any of the Financing Documents nor the compliance with any of its terms conflicts with, violates or results in a breach of any of the terms of, or constitutes a default or event of default (however described) or requires any consent under, any agreement or to which the Borrower is a party or by which it is bound, or violates any of the terms of the Organizational Documents or any judgment, decree, resolution, award or order or any statute, rule or regulation applicable to the Borrower or its assets.

(h) The Borrower is not engaged in or the subject of any litigation, arbitration, administrative regulatory compliance proceeding, or investigation, nor are there any litigation, arbitration, administrative regulatory compliance proceedings or investigations pending or, to the knowledge of the Borrower, threatened before any court or arbitrator or before or by any Government Authority against the Borrower, and the Borrower is not aware of any facts likely to give rise to any such proceedings.

(i) The Borrower (i) is capable of paying its debts as they fall due, is not unable and has not admitted its inability to pay debts as they fall due, (ii) is not bankrupt or insolvent and (iii) has not taken action, and no such action has been taken by a third party, for the Borrower’s winding up, dissolution, or liquidation or similar executory or judicial proceeding or for the appointment of a liquidator, custodian, receiver, trustee, administrator or other similar officer for the Borrower or any or all of its assets or revenues.

(j) No Lien exists on Borrower’s property, except for Permitted Liens.

(k) The obligation of the Borrower to make any payment under this Agreement (together with all charges in connection therewith) is absolute and unconditional, and there exists no right of setoff or recoupment, counterclaim, cross-claim or defense of any nature whatsoever to any such payment.

3.2. Borrower Acknowledgment. The Borrower acknowledges that it has made the representations and warranties referred to in Section 3.1 with the intention of persuading the Lender to enter into the Financing Documents and that the Lender has entered into this Financing Documents on the basis of, and in full reliance on, each of such representations and warranties. The Borrower represents and warrants to the Lender that none of such representations and warranties omits any matter the omission of which makes any of such representations and warranties misleading.

3.3. Representations and Warranties of the Lender. The Lender represents and warrants to the Borrower as of the date hereof that:

(a) It is acquiring the Note and any Conversion Securities solely for its account for investment and not with a view to or for sale or distribution of the Note or any Conversion Securities or any part thereof. Each of the Lender also represents that the entire legal and beneficial interests of the Note and any Conversion Securities the Lender is acquiring is being acquired for, and will be held for, its account only.

(b) The Note and any Conversion Securities have not been, and will not be, registered under the Securities Act on the basis that no distribution or public offering of the stock of the Borrower is to be effected. The Lender realizes that the basis for the exemptions may not be present, if notwithstanding its representations Lender has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. Lender has no such present intention.

(c) The Note and any Conversion Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption for such registration is available.

(d) Neither the Note nor any Conversion Securities may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Borrower, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitation.

(e) It understands and agrees that all certificates evidencing the Note and any Conversion Securities to be issued to the Lender may bear a legend substantially as follows.

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULES 144 OR 144A UNDER SAID ACT”

(f) Such Lender is an “accredited investor” as defined in Regulation D promulgated under Act.

ARTICLE IV.

COVENANTS

4.1. Affirmative Covenants. Unless the Lender shall otherwise agree:

(a) The Borrower shall (i) maintain its existence and qualify and remain qualified to do its business as currently conducted; (ii) maintain all approvals necessary for the Financing Documents; and (iii) continue at all times to operate its business in the ordinary course, with due diligence and efficiency, and in conformity with sound business practices, except where the failure to so maintain or operate, individually or in the aggregate, would not have a Material Adverse Effect.

(b) The Borrower shall comply in all material respects with all applicable laws, rules, regulations and orders of any Government Authority, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect.

(c) The Borrower shall obtain, make and keep in full force and effect all licenses, contracts, consents, approvals and authorizations from and registrations with Government Authorities that may be required to conduct its business.

(d) The Borrower shall promptly notify the Lender of the occurrence of (i) any Default or Event of Default; or (ii) any claims, litigation, arbitration, mediation or administrative or regulatory proceedings that are instituted or threatened against the Borrower, except for matters that, individually or in the aggregate, could not have a Material Adverse Effect; and (iii) each event which, at the giving of notice, lapse of time, determination of materiality or fulfillment of any other applicable condition (or any combination of the foregoing), could constitute an event of default (however described) under any of the Financing Documents.

(e) The Borrower shall comply with the terms of each of the Financing Documents.

(f) The Borrower will provide to the Lender copies of all documents, reports, financial data and other information as the Lender may reasonably request, including without limitation monthly and quarterly financial statements, and permit the Lender to visit and inspect any of the properties of the Borrower and its Subsidiaries, and to discuss its and their affairs, finances and accounts with its and their officers, all at such times as the Lender may reasonably request.

(g) Lender shall have the right to consult with and advise the management of the Borrower and its Subsidiaries on matters relating to the operation of the Borrower and its Subsidiaries.

4.2. Negative Covenants. Unless the Lender shall otherwise agree:

(a) The Borrower shall not undertake or permit any (i) conversion of the Borrower into another form; (ii) any sale, transfer, lease or exchange or other action with respect to the disposal of, or disposition of rights to assets or business lines of the Borrower that are necessary for the development of the Company’s products and product candidates in a single transaction or series of transactions; (iii) any transaction or series of related transactions that results in a Change of Control; or (iv) change in its current line of business of developing and commercializing medical device products for the treatment of renal disease, including adding new lines of business.

(b) The Borrower shall not (i) liquidate or dissolve or (ii) consolidate with or merge into any other entity or reorganize without the consent of the Lender; provided, however, that the Lender can withhold such consent only if they reasonably determine that the consolidation or merger would have a Material Adverse Effect, or (iii) enter into any transaction whereby its income or profits are, or might be shared with any other Person, or enter into any management contract or similar arrangement whereby its business or operations are managed by another Person.

(c) The Borrower shall not: (i) create, incur or suffer any Lien upon any of its assets, now owned or hereafter acquired, except Permitted Liens; or (ii) assign, sell transfer or otherwise dispose of, any of the Financing Documents, or the rights and obligations thereunder.

(d) The Borrower shall not create, incur assume, guarantee, or be or remain liable with respect to any Indebtedness, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on the Borrower an obligation to prepay any Indebtedness, except Indebtedness owed to the Lender.

(e) The Borrower shall not enter into any transactions between the Borrower and any of its non-wholly-owned Affiliates (other than Lender), except for (i) changes in the compensation of the Borrower’s officers, and (ii) transactions that are, upon fair and reasonable terms, no less favorable to the Corporation that would be obtained in an arm’s-length transaction with an unrelated third party, in each case as approved by a majority of the disinterested directors and a majority of the Preferred Directors then in office

(f) The Borrower shall not sell, license, transfer, assign, encumber or otherwise dispose of any ownership rights to the intellectual property relating to any of the Company’s products or product candidates or any product developed from such intellectual property, except in connection with any Strategic Transaction.

4.3. Reimbursement of Taxes. The Borrower shall pay all Taxes, duties, fees or other charges payable on or in connection with the execution, issue, delivery, registration, notarization or enforcement of the Financing Documents and shall, upon notice from the Lender, reimburse the Lender for any such Taxes, duties, fees or other charges paid by the Lender thereon; provided, however, that notwithstanding the foregoing, under no circumstances shall the Borrower have any obligation to reimburse the Lender for Excluded Taxes.

ARTICLE V.

EVENTS OF DEFAULT

5.1. General Acceleration Provision upon Events of Default. If one or more of the events specified in this Section 5.1 (each an “Event of Default”) shall have happened and be continuing beyond the applicable cure period, the Lender, by written notice to the Borrower, may cancel the Borrower’s right to request Disbursements and declare the entire outstanding Balance or any part thereof (together with any other amounts payable under this Agreement) to be, and the same shall thereupon become, immediately due and payable without any further notice and without any presentment, demand or protest of any kind, all of which are hereby expressly waived by the Borrower, and take any further action available at law or in equity, including, without limitation, the sale of the Loan and all other rights acquired in connection with the Loan:

(a) The Borrower shall have defaulted or failed to comply in any material respect with the due observance or performance of any covenant contained in this Agreement or any Note and such default or failure to comply shall not have been cured by Borrower within 15 calendar days after receiving written notice of such default or failure from the Lender.

(b) Any representation or warranty made by the Borrower in any Financing Document shall be found to have been incorrect, false or misleading in any material respect as of the date it was made, deemed made, reaffirmed or confirmed.

(c) (i) The Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts as they come due or shall make a general assignment for the benefit of creditors; (ii) the Borrower shall declare a moratorium on the payment of its debts; (iii) the commencement by the Borrower of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the commencement of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization, intervention or other similar relief under any applicable law, or the consent by it to the filing of any such petition or to the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) or of any substantial part of its assets; (iv) the commencement against the Borrower or any substantial part of its assets of a proceeding in any court of competent jurisdiction under any bankruptcy or other applicable law (as now or hereafter in effect) seeking its liquidation, winding up, dissolution, reorganization, arrangement, adjustment, or the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official), and any such proceeding shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall continue unstayed or otherwise in effect, for a period of ninety (90) days; (v) the making by the Borrower of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debt generally as they become due; or (vi) any other event shall have occurred which under any applicable law would have an effect analogous to any of those events listed above in this subsection.

(d) One or more judgments against the Borrower taken as a whole or attachments against any of its property, which in the aggregate exceed $100,000, or which could reasonable expected to interfere materially and adversely with the conduct of the business of the borrower remain(s) unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days from the date of entry of such judgment.

(e) Any authorization necessary for the execution, delivery or performance of any Financing Document or for the validity or enforceability of any of the Borrower’s obligations under any Financing Document is not effected or given or is withdrawn or ceases to remain in full force or effect.

(f) The validity of or any Financing Document shall be contested by any legislative, executive or judicial body of any jurisdiction, or any treaty, law, regulation, communiqué, decree, ordinance or policy of any jurisdiction shall purport to render any material provision of any Financing Document invalid or unenforceable or shall purport to prevent or materially delay the performance or observance by the Borrower of its obligations hereunder or thereunder (as applicable).

(g) If there is a default or other failure to perform in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of $100,000.

5.2. Automatic Acceleration on Dissolution or Bankruptcy. Notwithstanding any other provisions of this Agreement, if an Event of Default under Section 5.1(c) shall occur, the outstanding Balance (together with any other amounts payable under this Agreement) shall thereupon become immediately due and payable without any presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

5.3. Recovery of Amounts Due. If any amount payable hereunder is not paid as and when due, the Borrower hereby authorizes the Lender to proceed, to the fullest extent permitted by applicable law, without prior notice, by right of set-off, banker’s lien or counterclaim, against any moneys or other assets of the Borrower to the full extent of all amounts payable to the Lender.

ARTICLE VI.

MISCELLANEOUS

6.1. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the date of confirmation of receipt (or, the first (1st) Business Day following such receipt if the date is not a Business Day) of transmission by email, telecopy or telefacsimile, or (c) on the date of confirmation of receipt (or, the first (1st) Business Day following such receipt if the date is not a Business Day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

For the Borrower:

Specialty Renal Products, Inc.

380 Lackawanna Place

South Orange, New Jersey 07079

Attn: Chief Executive Officer

Email: daron@nephros.com

For the Lender:

Nephros, Inc.

380 Lackawanna Place

South Orange, New Jersey 07079

Attn: Chief Executive Officer

Email: andy@nephros.com

6.2. Waiver of Notice. Whenever any notice is required to be given to the Lender or the Borrower under the any of the Financing Documents, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

6.3. Reimbursement of Legal and Other Expenses. If any amount owing to the Lender under any Financing Document shall be collected through enforcement of this Agreement, any refinancing or restructuring of the Loan in the nature of a work-out, settlement, negotiation, or any process of law, or shall be placed in the hands of third Persons for collection, the Borrower shall pay (in addition to all monies then due in respect of the Loan or otherwise payable under any Financing Document) documented attorneys’ and other fees and expenses incurred in respect of such collection.

6.4. Governing Law. This Agreement shall be governed by the internal law of the State of Delaware without regard to principles of conflicts of law.

6.5. Jurisdiction and Venue; Waiver of Jury Trial.

(a) The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New Jersey and to the jurisdiction of the United States District Court for the District of New Jersey for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any of the other Financing Documents, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement or any of the other Financing Documents except in the state courts of New Jersey or the United States District Court for the District of New Jersey and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement, any Financing Document or the subject matter hereof or thereof may not be enforced in or by such court.

(b) EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.6. Successor and Assigns.

(a) This Agreement shall bind and inure to the respective successors and assigns of the Parties, except that the Borrower may not assign or otherwise transfer all or any part of its rights or obligations under this Agreement without the prior written consent of the Lender.

(b) Notwithstanding anything to the contrary contained herein, if any assignment or participation is to any Person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, then such Person shall submit to the Borrower, on or before the date of such assignment or participation an IRS Form W-8BEN (or any successor form) certifying as to such Person’s status for purposes of determining exemption from United States withholding tax, information reporting and backup withholding with respect to all payments to be made to such Person. Any attempted assignment or participation in violation of this Section 6.6 shall be void and of no force and effect. Until there has been a valid assignment of this Agreement and of all of the rights hereunder by a Lender in accordance with this Section 6.6, the Borrower shall deem and treat the Lender as the absolute beneficial owner and holder of this Agreement and of all of the rights hereunder for all purposes.

6.7. Entire Agreement. The Financing Documents contain the entire understanding of the Parties with respect to the matters covered thereby and supersede any and all other written and oral communications, negotiations, commitments and writings with respect thereto. The provisions of this Agreement may be waived, modified, supplemented or amended only by an instrument in writing signed by the authorized officer of each Party.

6.8. Amendments. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Parties.

6.9. Severability. If any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

6.10. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.11. Survival.

(a) This Agreement and all agreements, representations and warranties made in the Financing Documents, and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall be considered to have been relied upon by the other Parties and shall survive the execution and delivery of this Agreement and the making of the Loan hereunder regardless of any investigation made by any such other Party or on its behalf, and shall continue in force until all amounts payable under the Financing Documents shall have been fully paid in accordance with the provisions hereof and thereof, and the Lender shall not be deemed to have waived, by reason of making the Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lender may have had notice or knowledge of any such Default or may have had notice or knowledge that such representation or warranty was false or misleading at the time any Disbursement was made hereunder.

(b) The obligations of the Borrower under Sections 2.6, 2.7 and 2.8 and the obligations of the Borrower and the Lender under this ARTICLE VI hereof shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loan, or the termination of this Agreement or any provision hereof.

6.12. Waiver. Neither the failure of, nor any delay on the part of, any Party in exercising any right, power or privilege hereunder, or under any agreement, document or instrument mentioned herein, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder, or under any agreement, document or instrument mentioned herein, preclude other or further exercise thereof or the exercise of any other right, power or privilege; nor shall any waiver of any right, power, privilege or default hereunder, or under any agreement, document or instrument mentioned herein, constitute a waiver of any other right, power, privilege or default or constitute a waiver of any default of the same or of any other term or provision. No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to the Lender upon any default under this Agreement, or any other agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein; nor shall the action of the Lender in respect of any such default, or any acquiescence by it therein, affect or impair any right, power or remedy of the Lender in respect of any other default. All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.

6.13. No Usury. The Financing Documents are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the amount paid or agreed to be paid to the Lender for the Loan exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance the Lender shall ever receive anything which might be deemed interest under applicable law, that would exceed the highest lawful rate, such amount that would be deemed excessive interest shall be applied to the reduction of the principal amount owing on account of the Loan, or if such deemed excessive interest exceeds the unpaid balance of principal of the Loan, such deemed excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Lender for the Loan shall, to the extent permitted by applicable law, be deemed to be amortized, prorated, allocated and spread throughout the full term of the Loan until payment in full so that the deemed rate of interest on account of the Loan is uniform throughout the term thereof. The terms and provisions of this paragraph shall control and supersede every other provision of this Agreement and the Note.

6.14. Further Assurances. From time to time, the Borrower shall perform any and all acts and execute and deliver to the Lender such additional documents as may be necessary or as requested by the Lender to carry out the purposes of any Financing Document or any or to preserve and protect the Lender’s rights as contemplated therein.

6.15. Termination. Subject to the provisions of Section 6.11(b), upon repayment of the entire Balance (together with any other amounts unpaid under this Agreement), the Borrower may terminate this Agreement upon 10 days’ notice to the Lender.

6.16. Waiver of Conflict of Interest. Each of Borrower and Lender is aware that Fredrikson & Byron P.A. (“F&B”) has previously performed and may continue to perform certain legal services for Borrower in matters unrelated to F&B’s representation of the Lender in connection with this Agreement and the Loan. In connection with its Borrower representation, F&B may have obtained confidential information of the Borrower that could be material to F&B’s representation of the Lender in connection with negotiation, execution and performance of this Agreement. By signing this Agreement, each of the Borrower and the Lender hereby acknowledges that the terms of this Agreement were negotiated between the Borrower and the Lender and are fair and reasonable and waives any potential conflict of interest arising out of such representation (including any future representation of such parties) or such possession of confidential information. Each of Borrower and Lender further represents that it has had the opportunity to be, or has been, represented by independent counsel in giving the waivers contained in this Section 6.16.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

SPECIALTY RENAL PRODUCTS, INC.

By:	/s/ Daron Evans
Name:	Daron Evans
Title:	Chief Executive Officer

NEPHROS, INC.

By:	/s/ Andrew Astor
Name:	Andrew Astor
Title:	Chief Executive Officer

Signature Page to Loan Agreement

SCHEDULE 1

FORM OF DISBURSEMENT REQUEST

[LETTERHEAD OF THE BORROWER]

[Date]

Ladies and Gentlemen:

Request for Disbursement of the Loan

1. Please refer to the Loan Agreement (the “Loan Agreement”), dated as of [●], 2020, between Specialty Renal Products, Inc. (the “Borrower”) and Nephros, Inc. (the “Lender”). Terms defined in the Loan Agreement shall have the same meanings herein.

2. The Borrower hereby requests a Disbursement, on [date], of the amount of $[________], in accordance with the provisions of Section [___] of the Loan Agreement. You are requested to pay the amount to the following account:

Name of Bank:

Address of Bank:

Account No:

Account Name: Specialty Renal Products, Inc.

3. Attached hereto is a signed but undated receipt for the amount hereby requested to be disbursed, and we hereby authorize the Lender to date such receipt as of the date of actual disbursement by the Lender of the funds hereby requested to be disbursed.

4. The Borrower hereby certifies as follows:

(a) The Borrower’s current Cash balance on the date hereof is $[_________], as evidenced by the attached balance sheet of the Borrower dated as of the month ended [DATE];

(b) The representations and warranties in Article III of the Loan Agreement are true in all material respects on the date hereof with the same effect as though such representations and warranties had been made on today’s date; provided, however, that for the purposes of this clause (b), the representation and warranty in Section 3.1(h) shall be deemed to refer to litigation, arbitration, proceeding or investigation that could have a Material Adverse Effect;

(c) The Borrower has performed and complied with all covenants, agreements, obligations and conditions contained in the Loan Agreement that are required to be performed or complied with by the Borrower on or before the date hereof; and

(d) All of the conditions set forth in Section 2.3 of the Loan Agreement have been satisfied.

5. The above certifications are effective as of the date of this request for Disbursement and will continue to be effective as of the Disbursement Date. If any of these certifications is no longer valid as of or prior to the Disbursement Date, the Borrower will immediately notify the Lender and will repay the amount disbursed upon demand by the Lender if Disbursement is made prior to the receipt of such notice.

SPECIALTY RENAL PRODUCTS, INC.

By:
Name:
Title:

SCHEDULE 2

FORM OF EVIDENCE OF DISBURSEMENT

[LETTERHEAD OF THE BORROWER]

[Date]

Ladies and Gentlemen:

Re: Disbursement Receipt

Specialty Renal Products, Inc. (the “Borrower”) hereby acknowledge receipt of the sum of [insert amount of disbursement] disbursed to the Borrower by Nephros, Inc. (the “Lender”) under the Loan provided for in the Loan Agreement, dated as of October [●], 2020, between the Borrower and the Lender.

Yours truly,

SPECIALTY RENAL PRODUCTS, INC.

By:
Name:
Title:

EXHIBIT A

THE OFFER AND SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED. FURTHER, THIS NOTE IS SUBJECT TO SIGNIFICANT RESTRICTIONS ON TRANSFER BY THE HOLDER HEREOF, AS DESCRIBED MORE FULLY HEREIN.

8% CONVERTIBLE PROMISSORY NOTE

$[________][1]	October [●], 2020

FOR VALUE RECEIVED, SPECIALTY RENAL PRODUCTS, INC, a Delaware corporation (the “Borrower”), by means of this Promissory Note (this “Note”) hereby unconditionally promises to pay to the order of NEPHROS, INC., a Delaware corporation (the “Lender”), the aggregate principal sum equal to the amount advanced by the Lender from time to time under the Loan Agreement (as defined below) to or for the benefit of the Borrower (the “Loan”), in lawful money of the United States of America and in immediately available funds, on the dates provided in the Loan Agreement. The maximum principal sum payable under this Note shall be $[________]2.

The principal balance of this Note outstanding at any time shall bear interest from the date of disbursement until full payment, conversion or other satisfaction of the principal hereof as set forth in the Loan Agreement dated as of October [●], 2020, among the Borrower and the Lender (as modified and supplemented and in effect from time to time, the “Loan Agreement”). All capitalized terms used but not otherwise defined in this Note shall have the meanings ascribed to such terms in the Loan Agreement. Each Disbursement made by the Lender to the Borrower pursuant to the Loan Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Loan Agreement. Borrower shall make all payments to the Lender of principal under this Note in the manner provided in and otherwise in accordance with the Loan Agreement. The outstanding principal balance of this Note shall be due and payable in full on the Final Payment Date

The following is a statement of the rights of Lender and the terms and conditions to which this Note is subject and to which the Lender, by acceptance of this Note, agrees:

1 NTD: Amount to represent $1,250,000 plus interest accrued through date of Note on the $750,000 previously advanced. As of October 2, 2020, accrued interest totals approximately $7,700.

2 See Footnote 5.

1. Ranking. Unless otherwise agreed by the Lender, the obligations of Borrower under this Note shall senior to all other Indebtedness of the Borrower, except Permitted Indebtedness.

2. No Transfer and Exchange. Subject to compliance with this Section 2, the holder of this Note may, prior to the Final Payment Date or the conversion in full of such Note in accordance with Section 2.9 of the Loan Agreement, surrender such Note at the principal office of the Borrower for transfer or exchange. Within a reasonable time after notice to the Borrower from such holder of its intention to make such exchange and without expense to such holder, except for any transfer or similar tax which may be imposed on the transfer or exchange, the Borrower shall issue in exchange therefor another note or notes for the same aggregate principal amount as the unpaid principal amount of the Note so surrendered, having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note so surrendered. Each new Note shall be made payable to such person or persons, or transferees, as the holder of such surrendered Note may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom. The Borrower may elect not to permit a transfer of the Note if it has not obtained satisfactory assurance that such transfer: (a) is exempt from the registration requirements of, or covered by an effective registration statement under, the Act and the rules and regulations thereunder and (b) is in compliance with all applicable state securities laws, including without limitation receipt of an opinion of counsel, which opinion shall be satisfactory to the Borrower.

3. New Note. Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of the Note, the Borrower shall issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note, and in such event the Lender agrees to indemnify and hold harmless the Borrower in respect of any such lost, stolen, destroyed or mutilated Note.

4. Conversion of Note. The Balance shall be convertible into Conversion Securities in accordance with the terms of Section 2.9 of the Loan Agreement. This Note does not by itself entitle the Lender to any voting rights or other rights as a stockholder of the Borrower. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Lender, shall cause the Lender to be a stockholder of the Borrower for any purpose.

5. Events of Default. If default is made in the punctual payment of principal or any other amount under this Note in accordance with the Loan Agreement, or if any other Event of Default has occurred, this Note shall, at the Payee’s option exercised at any time upon or after the occurrence of any such payment default or other Event of Default, become immediately due and payable.

7. Governing Law. This Note shall be governed by the internal law of the State of Delaware without regard to principles of conflicts of law.

8. Waiver. Borrower hereby waives presentment, protest, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the deliver, acceptance, performance, default, or enforcement of this Note.

A-2

9. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

10. Registered Instrument. This Note is a registered instrument and is not a bearer instrument. This Note is registered as to both principal and interest with the Borrower and all payments hereunder shall be made to the named Lender or, in the event of a transfer pursuant to Section 6.6 of the Loan Agreement, to the transferee identified in the record of ownership of this Note maintained by the Lender on behalf of the Borrower. Transfer of this Note may not be effected except in accordance with the provisions hereof.

11. Notices. Any notice required or permitted hereunder shall be made in the manner set forth in Section 6.1 of the Loan Agreement.

12. Headings; Interpretation. In this Note, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined, (ii) the captions and headings are used only for convenience and are not to be considered in construing or interpreting this Note and (iii) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”. All references in this Note to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

A-3

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers as of the date first above written.

BORROWER:

SPECIALTY RENAL PRODUCTS, INC.

By:
Name:	Daron Evans
Title:	Chief Executive Officer

Signature Page to Convertible Promissory Note

EXHIBIT B

Permitted Liens

None